CONTACT:  David P. Williams

(513) 762-6901

Chemed Reports Third-Quarter 2022 Results –

Increases 2022 Earnings Guidance

CINCINNATI, October 31, 2022—Chemed Corporation (Chemed) (NYSE: CHE), which operates VITAS Healthcare Corporation (VITAS), one of the nation’s largest providers of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its third quarter ended September 30, 2022, versus the comparable prior-year period, as follows:

Consolidated operating results:

•	Revenue declined 2.3% to $526 million
•	GAAP Diluted Earnings-per-Share (EPS) of $3.78
•	Adjusted Diluted EPS of $4.74, a decline of 6.3%

VITAS segment operating results:

•	Net Patient Revenue of $297 million, a decline of 6.6%
•	Average Daily Census (ADC) of 17,242, a decline of 4.4%
•	Admissions of 14,680, a decline of 16.6%
•	Net Income, excluding certain discrete items, of $33.2 million, a decline of 25.9%
•	Adjusted EBITDA, excluding Medicare Cap, of $45.4 million, a decline of 24.9%
•	Adjusted EBITDA margin, excluding Medicare Cap, of 15.3%, a decrease of 375-basis points

Roto-Rooter segment operating results:

•	Revenue of $230 million, an increase of 3.9%
•	Net Income, excluding certain discrete items, of $49.3 million, an increase of 5.9%
•	Adjusted EBITDA of $69.5 million, an increase of 5.7%
•	Adjusted EBITDA margin of 30.2%, an increase of 50-basis points

VITAS

VITAS net revenue was $297 million in the third quarter of 2022, which is a decline of 6.6%, when compared to the prior-year period.  This revenue decline is comprised primarily of a 4.4% reduction in days-of-care and a geographically weighted average Medicare reimbursement rate

decrease of approximately 0.2%.   Reimbursement rates in the quarter were negatively impacted by 200-basis points as a result of CMS implementing the 2% sequestration cut that was suspended at the start of the pandemic.  Acuity mix shift had a net impact of reducing revenue approximately $5.3 million, or 1.7%, in the quarter when compared to the prior-year revenue and level-of-care mix.  The combination of Medicare Cap and other contra revenue changes negatively impacted revenue growth by 30-basis points.

In the third quarter of 2022, VITAS accrued $0.6 million in Medicare Cap billing limitations.  This compares to a $0.1 million Medicare Cap billing limitation in the third quarter of 2021.

Of VITAS’ 30 Medicare provider numbers, 25 provider numbers have a Medicare Cap cushion of 10% or greater, two provider numbers have a cushion between 5% and 10%, one provider number has a cushion between 0% and 5%, and two provider numbers have an estimated fiscal 2022 Medicare Cap billing limitation liability.

Average revenue per patient per day in the third quarter of 2022 was $190.78 which, including acuity mix shift, is 193-basis points below the prior-year period. Reimbursement for routine home care and high acuity care averaged $168.20 and $990.67, respectively.  During the quarter, high acuity days-of-care were 2.7% of total days of care, 41-basis points below the prior-year quarter.

The third quarter 2022 gross margin, excluding Medicare Cap, expenses related to VITAS’ 12-month hiring and retention program, and increased costs directly related to operating during the pandemic, was 22.5%.  This is a 323-basis point margin decline when compared to the third quarter of 2021. Approximately 200-basis points of this decline is from Medicare reimplementing sequestration effective July 1, 2022.  An additional 70-basis points of this margin decline is attributed to increased staffing and patient capacity from VITAS’ hiring and retention program.

Selling, general and administrative expense was $21.6 million in the third quarter of 2022 and compares to $21.4 million incurred in the prior-year quarter.  Adjusted EBITDA, excluding Medicare Cap, totaled $45.4 million in the quarter, a decrease of 24.9%.  Adjusted EBITDA margin in the quarter, excluding Medicare Cap, was 15.3%, which is 375-basis points below the prior-year period.  This Adjusted EBITDA margin was also negatively impacted by 200-basis points for the reimplementation of sequestration and approximately 70-basis points due to increased staffing and patient capacity from VITAS’ hiring and retention program.

Roto-Rooter

Roto-Rooter generated quarterly revenue of $230 million in the third quarter of 2022, an increase of 3.9%, when compared to the prior-year quarter.

Roto-Rooter branch commercial revenue in the quarter totaled $55.9 million, an increase of 6.9%, over the prior year.  This aggregate commercial revenue growth consisted of drain cleaning revenue increasing 2.9%, plumbing increasing 11.6%, excavation increasing 9.8%, and water restoration increasing 6.7%.

Roto-Rooter branch residential revenue in the quarter totaled $155 million, an increase of 2.5%, over the prior-year period.  This aggregate residential revenue growth consisted of drain cleaning decreasing 2.9%, plumbing expanding 5.9%, excavation expanding 0.9%, and water restoration increasing 7.6%.

Roto-Rooter’s gross margin in the quarter was 53.4%, a 37-basis point increase when compared to the third quarter of 2021.  Adjusted EBITDA in the third quarter of 2022 totaled $69.5 million, an increase of 5.7%.  The Adjusted EBITDA margin in the quarter was 30.2%, which is a 50-basis point improvement when compared to the prior year.

Chemed Consolidated

As of September 30, 2022, Chemed had total cash and cash equivalents of $7.8 million and $101 million of current and long-term debt.

In June 2022, Chemed entered into a five-year $550 million Amended and Restated Credit Agreement (Credit Agreement).  This Credit Agreement consists of a $100 million amortizable term loan and a $450 million revolving credit facility. The interest rate on this Credit Agreement has a floating rate that is currently SOFR plus 100-basis points.  On September 30, 2022, the Company had approximately $401 million of undrawn borrowing capacity under this credit agreement.

During the quarter, the Company repurchased 50,000 shares of Chemed stock for $23.9 million which equates to a cost per share of $477.68.  As of September 30, 2022, there was approximately $101 million of remaining share repurchase authorization under its plan.

Guidance for 2022

Historically, Chemed earnings guidance has been developed using previous periods’ key operating metrics which are then modeled and projected out for future periods.  Critical within these projections is the understanding of traditional patterned correlations among key operating metrics. This modeling exercise also takes into consideration anticipated industry and macro-economic issues outside of management’s control but are somewhat predictable in terms of timing and impact on our business segments’ operating results.

The COVID-19 pandemic, uncertainty regarding forward looking inflation, and a potential economic recession, has made accurate modeling and providing meaningful earnings guidance exceptionally challenging.  Since the start of the pandemic, Chemed has been able to successfully navigate within this rapidly changing environment and produce operating results that we believe provide us with the ability to issue earnings guidance for the remainder of the 2022 calendar year.  This guidance should be taken with the recognition that the above macro issues could materially impact the company’s ability to achieve this guidance.

Based upon the above discussion, VITAS 2022 revenue, prior to Medicare Cap, is estimated to decline 4.5% to 5.0% when compared to 2021.  A portion of the estimated revenue decline, approximately $15 million or 118-basis points, is the result of the phase out of sequestration relief over the first half of 2022 compared to a full year of sequestration relief in 2021.  ADC is estimated to decline 3.4%.  Full year adjusted EBITDA margin, prior to Medicare Cap, is estimated to be 17.1% to 17.2%.  We are currently estimating $8.1 million for Medicare Cap billing limitations in calendar year 2022.

Roto-Rooter is forecasted to achieve full-year 2022 revenue growth of 6.2% to 6.5%.  Roto-Rooter’s adjusted EBITDA margin for 2022 is expected to be 29.5% to 29.7%.

Based upon the above, full-year 2022 earnings per diluted share, excluding non-cash expense for stock options, tax benefits from stock option exercises, costs related to litigation, retention program for licensed healthcare employees, and other discrete items, is estimated to be in the range of $19.60 to $19.70.  This compares to our previous 2022 adjusted earnings per share guidance of $19.30 to $19.50.  Current 2022 guidance assumes an effective corporate tax rate on adjusted earnings of 25.1% and a diluted share count of 15.12 million shares.  Chemed’s 2021 reported adjusted earnings per diluted share was $19.33.

Conference Call

Chemed will host a conference call and webcast at 10 a.m., ET, on Tuesday November 1, 2022, to discuss the company's quarterly results and to provide an update on its business. Participants may access a live webcast of the conference call through the investor relations section of Chemed’s website, Investor Relations Home | Chemed Corporation or the hosting website  https://edge.media-server.com/mmc/p/8ovxyhbq.

Participants may also register via teleconference at:

https://register.vevent.com/register/BId400f56fad7a4877af359aca78465824.  Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are instructed to dial-in 15 minutes prior to the start time.

A  taped replay of the conference call will be available beginning approximately two hours after the call's conclusion. You may access the replay via webcast through the investor relations section of Chemed’s website.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary.  VITAS provides daily hospice services to approximately 17,300 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing, drain cleaning, and water cleanup services through company-owned branches, independent contractors and franchisees in the United

States and Canada. Roto-Rooter also has licensed master franchisees in the republics of Indonesia and Singapore, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies.  These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures.  Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales.  A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements.

These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of  qualified nurses,  other healthcare professionals and  licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of  Business by  Segment" or "Risk Factors" in Chemed’s  most recent  report on  form 10-Q  or 10-K and its other filings with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Service revenues and sales	$526,472	$538,667	1,588,309	$1,598,283
Cost of services provided and goods sold	346,934	342,164	1,020,307	1,033,130
Selling, general and administrative expenses (aa)	83,992	89,217	261,799	274,654
Depreciation	12,154	11,844	37,006	37,171
Amortization	2,520	2,510	7,558	7,530
Other operating expense/(income)	15	63	(530)	789
Total costs and expenses	445,615	445,798	1,326,140	1,353,274
Income from operations	80,857	92,869	262,169	245,009
Interest expense	(1,271)	(583)	(2,983)	(1,343)
Other (expense)/income--net (bb)	(3,115)	3,134	(11,907)	10,521
Income before income taxes	76,471	95,420	247,279	254,187
Income taxes	(19,598)	(23,417)	(59,781)	(60,262)
Net income	$56,873	$72,003	$187,498	$193,925
Earnings Per Share
Net income	$3.82	$4.62	$12.55	$12.27
Average number of shares outstanding	14,888	15,587	14,935	15,808
Diluted Earnings Per Share
Net income	$3.78	$4.55	$12.41	$12.06
Average number of shares outstanding	15,042	15,842	15,114	16,083

(aa) Selling, general and administrative ("SG&A") expenses comprise (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
SG&A expenses before long-term incentive compensation
and the impact of market value adjustments related to
deferred compensation plans	$85,118	$84,197	$269,118	$259,376
Market value adjustments related to deferred
compensation trusts	(3,176)	3,078	(12,196)	9,770
Long-term incentive compensation	2,050	1,942	4,877	5,508
Total SG&A expenses	$83,992	$89,217	$261,799	$274,654

(bb) Other (expense)/income--net comprises (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Market value adjustments related to deferred
compensation trusts	$(3,176)	$3,078	$(12,196)	$9,770
Interest income	62	57	288	288
Other	(1)	(1)	1	463
Total other (expense)/income--net	$(3,115)	$3,134	$(11,907)	$10,521

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)(unaudited)

	September 30,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$7,781	$28,743
Accounts receivable less allowances	121,662	118,193
Inventories	10,469	8,394
Prepaid income taxes	27,526	12,940
Prepaid expenses	31,431	32,294
Total current assets	198,869	200,564
Investments of deferred compensation plans held in trust	90,097	102,045
Properties and equipment, at cost less accumulated depreciation	193,705	190,781
Lease right of use asset	131,430	127,077
Identifiable intangible assets less accumulated amortization	102,103	110,606
Goodwill	579,887	578,610
Other assets	60,104	8,450
Total Assets	$1,356,195	$1,318,133
Liabilities
Current liabilities
Accounts payable	$77,170	$60,042
Current portion of long-term debt	5,000	-
Income taxes	-	180
Accrued insurance	56,732	52,645
Accrued compensation	67,230	97,256
Accrued legal	653	1,497
Short-term lease liability	39,813	35,148
Other current liabilities	51,552	39,318
Total current liabilities	298,150	286,086
Deferred income taxes	33,590	20,100
Long-term debt	95,850	-
Deferred compensation liabilities	89,873	100,409
Long-term lease liability	105,594	104,198
Other liabilities	11,722	27,621
Total Liabilities	634,779	538,414
Stockholders' Equity
Capital stock	36,670	36,402
Paid-in capital	1,100,161	1,007,506
Retained earnings	2,141,418	1,901,245
Treasury stock, at cost	(2,559,141)	(2,167,640)
Deferred compensation payable in Company stock	2,308	2,206
Total Stockholders' Equity	721,416	779,719
Total Liabilities and Stockholders' Equity	$1,356,195	$1,318,133

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)(unaudited)

	For the Nine Months Ended September 30,
	2022	2021
Cash Flows from Operating Activities
Net income	$187,498	$193,925
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	44,564	44,701
Stock option expense	19,343	16,342
Provision/(benefit) for deferred income taxes	10,408	(561)
Noncash long-term incentive compensation	4,343	5,344
Noncash directors' compensation	1,170	1,173
Amortization of debt issuance costs	247	229
Payments on previously accrued litigation settlements	-	(9,440)
Changes in operating assets and liabilities, excluding
amounts acquired in business combinations:
Decrease in accounts receivable	16,166	9,247
Increase in inventories	(360)	(1,299)
Decrease/(increase) in prepaid expenses	1,257	(6,117)
(Increase)/decrease in accounts payable and
other current liabilities	(15,765)	6,330
Change in current income taxes	(10,277)	(15,749)
Net change in lease assets and liabilities	313	15
Increase in other assets	(42,424)	(13,561)
(Decrease)/increase in other liabilities	(6,555)	13,474
Other (uses)/sources	(241)	974
Net cash provided by operating activities	209,687	245,027
Cash Flows from Investing Activities
Capital expenditures	(39,066)	(44,472)
Proceeds from sale of fixed assets	2,037	710
Business combinations, net of cash acquired	(2,044)	-
Other (uses)/sources	(841)	50
Net cash used by investing activities	(39,914)	(43,712)
Cash Flows from Financing Activities
Payments on revolving line of credit	(299,400)	(1,500)
Proceeds from revolving line of credit	116,500	1,500
Proceeds from other long-term debt	100,000	-
Payments on other long-term debt	(1,250)	-
Purchases of treasury stock	(101,539)	(330,380)
Proceeds from exercise of stock options	17,128	17,918
Dividends paid	(16,391)	(16,457)
Capital stock surrendered to pay taxes on stock-based compensation	(12,497)	(9,445)
Change in cash overdrafts payable	5,535	3,054
Debt issuance costs	(1,584)	-
Other (uses)/sources	(1,389)	63
Net cash used by financing activities	(194,887)	(335,247)
Decrease in Cash and Cash Equivalents	(25,114)	(133,932)
Cash and cash equivalents at beginning of year	32,895	162,675
Cash and cash equivalents at end of year	$7,781	$28,743

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2022 (a)
Service revenues and sales	$296,536	$229,936	$-	$526,472
Cost of services provided and goods sold	239,755	107,179	-	346,934
Selling, general and administrative expenses	21,581	53,225	9,186	83,992
Depreciation	5,281	6,855	18	12,154
Amortization	26	2,494	-	2,520
Other operating expense/(income)	26	(11)	-	15
Total costs and expenses	266,669	169,742	9,204	445,615
Income/(loss) from operations	29,867	60,194	(9,204)	80,857
Interest expense	(44)	(91)	(1,136)	(1,271)
Intercompany interest income/(expense)	4,842	2,371	(7,213)	-
Other income/(expense)—net	26	36	(3,177)	(3,115)
Income/(loss) before income taxes	34,691	62,510	(20,730)	76,471
Income taxes	(8,605)	(14,924)	3,931	(19,598)
Net income/(loss)	$26,086	$47,586	$(16,799)	$56,873

2021 (b)
Service revenues and sales	$317,411	$221,256	$-	$538,667
Cost of services provided and goods sold	238,212	103,952	-	342,164
Selling, general and administrative expenses	21,372	51,914	15,931	89,217
Depreciation	5,286	6,539	19	11,844
Amortization	18	2,492		2,510
Other operating expense/(income)	65	(3)	1	63
Total costs and expenses	264,953	164,894	15,951	445,798
Income/(loss) from operations	52,458	56,362	(15,951)	92,869
Interest expense	(43)	(285)	(255)	(583)
Intercompany interest income/(expense)	4,513	1,847	(6,360)	-
Other income—net	22	34	3,078	3,134
Income/(loss) before income taxes	56,950	57,958	(19,488)	95,420
Income taxes	(14,000)	(13,404)	3,987	(23,417)
Net income/(loss)	$42,950	$44,554	$(15,501)	$72,003

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENTS OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2022 (a)
Service revenues and sales	$893,506	$694,803	$-	$1,588,309
Cost of services provided and goods sold	694,528	325,779	-	1,020,307
Selling, general and administrative expenses	67,181	165,162	29,456	261,799
Depreciation	16,894	20,058	54	37,006
Amortization	76	7,482	-	7,558
Other operating (income)/expense	(929)	399	-	(530)
Total costs and expenses	777,750	518,880	29,510	1,326,140
Income/(loss) from operations	115,756	175,923	(29,510)	262,169
Interest expense	(142)	(319)	(2,522)	(2,983)
Intercompany interest income/(expense)	14,181	6,751	(20,932)	-
Other income/(expense)—net	183	107	(12,197)	(11,907)
Income/(loss) before income taxes	129,978	182,462	(65,161)	247,279
Income taxes	(32,199)	(43,867)	16,285	(59,781)
Net income/(loss)	$97,779	$138,595	$(48,876)	$187,498

2021 (b)
Service revenues and sales	$945,135	$653,148	$-	$1,598,283
Cost of services provided and goods sold	724,398	308,732	-	1,033,130
Selling, general and administrative expenses	66,094	158,791	49,769	274,654
Depreciation	17,749	19,359	63	37,171
Amortization	53	7,477	-	7,530
Other operating expense	655	133	1	789
Total costs and expenses	808,949	494,492	49,833	1,353,274
Income/(loss) from operations	136,186	158,656	(49,833)	245,009
Interest expense	(129)	(464)	(750)	(1,343)
Intercompany interest income/(expense)	13,524	5,116	(18,640)	-
Other income—net	654	97	9,770	10,521
Income/(loss) before income taxes	150,235	163,405	(59,453)	254,187
Income taxes	(36,805)	(38,901)	15,444	(60,262)
Net income/(loss)	$113,430	$124,504	$(44,009)	$193,925

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARIES OF EBITDA
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2022
Net income/(loss)	$26,086	$47,586	$(16,799)	$56,873
Add/(deduct):
Interest expense	44	91	1,136	1,271
Income taxes	8,605	14,924	(3,931)	19,598
Depreciation	5,281	6,855	18	12,154
Amortization	26	2,494	-	2,520
EBITDA	40,042	71,950	(19,576)	92,416
Add/(deduct):
Intercompany interest expense/(income)	(4,842)	(2,371)	7,213	-
Interest income	(27)	(35)	-	(62)
Licensed healthcare retention bonus	9,559	-	-	9,559
Stock option expense	-	-	4,676	4,676
Long-term incentive compensation	-	-	2,050	2,050
Direct costs related to COVID-19	-	-	89	89
Adjusted EBITDA	$44,732	$69,544	$(5,548)	$108,728

2021
Net income/(loss)	$42,950	$44,554	$(15,501)	$72,003
Add/(deduct):
Interest expense	43	285	255	583
Income taxes	14,000	13,404	(3,987)	23,417
Depreciation	5,286	6,539	19	11,844
Amortization	18	2,492	-	2,510
EBITDA	62,297	67,274	(19,214)	110,357
Add/(deduct):
Intercompany interest expense/(income)	(4,513)	(1,847)	6,360	-
Interest income	(24)	(34)	-	(58)
Stock option expense	-	-	3,998	3,998
Direct costs related to COVID-19	2,501	415	-	2,916
Long-term incentive compensation	-	-	1,942	1,942
Other	-	-	218	218
Adjusted EBITDA	$60,261	$65,808	$(6,696)	$119,373

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARIES OF EBITDA
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2022
Net income/(loss)	$97,779	$138,595	$(48,876)	$187,498
Add/(deduct):
Interest expense	142	319	2,522	2,983
Income taxes	32,199	43,867	(16,285)	59,781
Depreciation	16,894	20,058	54	37,006
Amortization	76	7,482	-	7,558
EBITDA	147,090	210,321	(62,585)	294,826
Add/(deduct):
Intercompany interest expense/(income)	(14,181)	(6,751)	20,932	-
Interest income	(181)	(107)	-	(288)
Stock option expense	-	-	19,343	19,343
Licensed healthcare retention bonus	9,559	-	-	9,559
Long-term incentive compensation	-	-	4,877	4,877
Direct costs related to COVID-19	310	988	89	1,387
Medicare cap sequestration adjustment	138	-	-	138
Adjusted EBITDA	$142,735	$204,451	$(17,344)	$329,842
2021
Net income/(loss)	$113,430	$124,504	$(44,009)	$193,925
Add/(deduct):
Interest expense	129	464	750	1,343
Income taxes	36,805	38,901	(15,444)	60,262
Depreciation	17,749	19,359	63	37,171
Amortization	53	7,477	-	7,530
EBITDA	168,166	190,705	(58,640)	300,231
Add/(deduct):
Intercompany interest expense/(income)	(13,524)	(5,116)	18,640	-
Interest income	(191)	(97)	-	(288)
Direct costs related to COVID-19	15,338	1,551	38	16,927
Stock option expense	-	-	16,342	16,342
Long-term incentive compensation	-	-	5,508	5,508
Litigation settlements	-	(98)	-	(98)
Other	-	-	218	218
Adjusted EBITDA	$169,789	$186,945	$(17,894)	$338,840

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income as reported	$56,873	$72,003	$187,498	$193,925
Add/(deduct) pre-tax cost of:
Stock option expense	4,676	3,998	19,343	16,342
Licensed healthcare worker retention bonus	9,559	-	9,559	-
Amortization of reacquired franchise agreements	2,352	2,352	7,056	7,056
Long-term incentive compensation	2,050	1,942	4,877	5,508
Direct costs related to COVID-19	89	2,916	1,387	16,927
Medicare cap sequestration adjustment	-	-	138	-
Facility relocation expenses	-	-	-	1,855
Litigation settlements	-	-	-	(98)
Other	-	218	-	218
Add/(deduct) tax impacts:
Tax impact of the above pre-tax adjustments (1)	(3,902)	(2,146)	(8,351)	(9,874)
Excess tax benefits on stock compensation	(450)	(1,199)	(4,390)	(5,305)
Adjusted net income	$71,247	$80,084	$217,117	$226,554

Diluted Earnings Per Share As Reported
Net income	$3.78	$4.55	$12.41	$12.06
Average number of shares outstanding	15,042	15,842	15,114	16,083

Adjusted Diluted Earnings Per Share
Adjusted net income	$4.74	$5.06	$14.37	$14.09
Average number of shares outstanding	15,042	15,842	15,114	16,083

(1) The tax impact of pre-tax adjustments was calculated using the effective tax rate of the operating unit for which each adjustment is associated.

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
(unaudited)

Three Months Ended September 30,			Nine Months Ended September 30,
OPERATING STATISTICS	2022	2021	2022	2021
Net revenue ($000) (c)
Homecare	$256,253	$268,137	$771,520	$796,817
Inpatient	24,526	29,368	75,714	85,895
Continuous care	18,600	22,027	57,717	73,658
Other	3,240	3,225	9,461	9,241
Subtotal	$302,619	$322,757	$914,412	$965,611
Room and board, net	(2,513)	(2,130)	(6,796)	(7,451)
Contractual allowances	(2,952)	(3,119)	(8,992)	(9,428)
Medicare cap allowance	(618)	(97)	(5,118)	(3,597)
Net Revenue	$296,536	$317,411	$893,506	$945,135
Net revenue as a percent of total before Medicare cap allowance
Homecare	84.7%	83.1%	84.4%	82.5%
Inpatient	8.1	9.1	8.3	8.9
Continuous care	6.1	6.8	6.3	7.6
Other	1.1	1.0	1.0	1.0
Subtotal	100.0	100.0	100.0	100.0
Room and board, net	(0.8)	(0.7)	(0.7)	(0.8)
Contractual allowances	(1.0)	(1.0)	(1.0)	(1.0)
Medicare cap allowance	(0.2)	-	(0.6)	(0.3)
Net Revenue	98.0%	98.3%	97.7%	97.9%
Days of care
Homecare	1,271,678	1,342,841	3,796,954	4,008,215
Nursing home	264,407	258,700	771,921	735,906
Respite	6,635	5,331	18,098	15,509
Subtotal routine homecare and respite	1,542,720	1,606,872	4,586,973	4,759,630
Inpatient	23,435	27,962	71,177	82,129
Continuous care	20,097	24,299	61,981	79,385
Total	1,586,252	1,659,133	4,720,131	4,921,144

Number of days in relevant time period	92	92	273	273
Average daily census ("ADC") (days)
Homecare	13,823	14,596	13,908	14,682
Nursing home	2,874	2,812	2,828	2,696
Respite	72	58	66	57
Subtotal routine homecare and respite	16,769	17,466	16,802	17,435
Inpatient	255	304	261	301
Continuous care	218	264	227	291
Total	17,242	18,034	17,290	18,027
Total Admissions	14,680	17,598	45,945	52,573
Total Discharges	14,603	17,686	46,139	52,747
Average length of stay (days)	106.2	96.0	104.9	95.0
Median length of stay (days)	17.0	13.0	16.0	13.0
ADC by major diagnosis
Cerebro	39.3%	36.4%	38.5%	36.7%
Neurological	22.0	22.7	22.3	22.5
Cancer	10.7	12.0	11.0	12.1
Cardio	15.4	15.5	15.6	15.5
Respiratory	7.2	7.5	7.3	7.5
Other	5.4	5.9	5.3	5.7
Total	100.0%	100.0%	100.0%	100.0%
Admissions by major diagnosis
Cerebro	25.9%	20.3%	24.2%	21.1%
Neurological	12.4	12.1	12.7	12.2
Cancer	26.6	27.0	26.2	26.9
Cardio	14.9	14.1	14.8	14.4
Respiratory	9.5	11.3	10.3	10.9
Other	10.7	15.2	11.8	14.5
Total	100.0%	100.0%	100.0%	100.0%

Estimated uncollectible accounts as a percent of revenues	1.0%	1.0%	1.0%	1.0%

Accounts receivable --
Days of revenue outstanding-excluding unapplied Medicare payments	33.8	33.7	n.a.	n.a.
Days of revenue outstanding-including unapplied Medicare payments	24.9	23.4	n.a.	n.a.

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021
(unaudited)

(a)	Included in the results of operations for 2022 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended September 30, 2022
		VITAS	Roto-Rooter	Corporate	Consolidated

	Licensed healthcare worker retention bonus	$(9,559)	$-	$-	$(9,559)
	Stock option expense	-	-	(4,676)	(4,676)
	Amortization of reacquired franchise agreements	-	(2,352)	-	(2,352)
	Long-term incentive compensation	-	-	(2,050)	(2,050)
	Direct costs related to COVID-19	-	-	(89)	(89)
	Pretax impact on earnings	(9,559)	(2,352)	(6,815)	(18,726)
	Excess tax benefits on stock compensation	-	-	450	450
	Income tax benefit on the above	2,428	623	851	3,902
	After-tax impact on earnings	$(7,131)	$(1,729)	$(5,514)	$(14,374)

		Nine Months Ended September 30, 2022
		VITAS	Roto-Rooter	Corporate	Consolidated

	Stock option expense	$-	$-	$(19,343)	$(19,343)
	Licensed healthcare worker retention bonus	(9,559)	-	-	(9,559)
	Amortization of reacquired franchise agreements	-	(7,056)	-	(7,056)
	Long-term incentive compensation	-	-	(4,877)	(4,877)
	Direct costs related to COVID-19	(310)	(988)	(89)	(1,387)
	Medicare cap sequestration adjustment	(138)	-	-	(138)
	Pretax impact on earnings	(10,007)	(8,044)	(24,309)	(42,360)
	Excess tax benefits on stock compensation	-	-	4,390	4,390
	Income tax benefit on the above	2,542	2,131	3,678	8,351
	After-tax impact on earnings	$(7,465)	$(5,913)	$(16,241)	$(29,619)

(b)	Included in the results of operations for 2021 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended September 30, 2021
		VITAS	Roto-Rooter	Corporate	Consolidated

	Stock option expense	$-	$-	$(3,998)	$(3,998)
	Direct costs related to COVID-19	(2,501)	(415)	-	(2,916)
	Amortization of reacquired franchise agreements	-	(2,352)	-	(2,352)
	Long-term incentive compensation	-	-	(1,942)	(1,942)
	Other	-	-	(218)	(218)
	Pretax impact on earnings	(2,501)	(2,767)	(6,158)	(11,426)
	Excess tax benefits on stock compensation	-	-	1,199	1,199
	Income tax benefit on the above	635	733	778	2,146
	After-tax impact on earnings	$(1,866)	$(2,034)	$(4,181)	$(8,081)

		Nine Months Ended September 30, 2021
		VITAS	Roto-Rooter	Corporate	Consolidated

	Direct costs related to COVID-19	$(15,338)	$(1,551)	$(38)	$(16,927)
	Stock option expense	-	-	(16,342)	(16,342)
	Amortization of reacquired franchise agreements	-	(7,056)	-	(7,056)
	Long-term incentive compensation	-	-	(5,508)	(5,508)
	Facility relocation expenses	(1,855)	-	-	(1,855)
	Litigation settlements	-	98	-	98
	Other	-	-	(218)	(218)
	Pretax impact on earnings	(17,193)	(8,509)	(22,106)	(47,808)
	Excess tax benefits on stock compensation	-	-	5,305	5,305
	Income tax benefit on the above	4,367	2,255	3,252	9,874
	After-tax impact on earnings	$(12,826)	$(6,254)	$(13,549)	$(32,629)

(c)

VITAS has 9 large (greater than 450 ADC), 16 medium (greater than 200 but less than 450 ADC) and 25 small (less than 200 ADC) hospice programs.  Of VITAS’ 30 Medicare provider numbers, for the current cap year, 25 provider numbers have a Medicare cap cushion of greater than 10%, two provider numbers have Medicare cap cushion between 5% and 10%, one provider number has a Medicare cap cushion between 1% and 5% and two provider numbers have a Medicare cap liability.